Exhibit 99.1
FOR IMMEDIATE RELEASE
December 8, 2016	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q4 AND FISCAL YEAR END RESULTS
Total Revenues +18% with Restaurant Level Operating Profit +26% in Q4*
Adjusted EBITDA +20% in Q4 *
Conference Call Thursday, December 8, 2016, at 3:00 p.m. MST/5:00 p.m. EST

(DENVER, CO) Good Times Restaurants Inc. (GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick service restaurant chain focused on fresh, high quality, all natural products and Bad Daddy’s Burger Bar, a full service, upscale concept today announced its preliminary unaudited financial results for the fourth fiscal quarter ended September 27, 2016.

Key highlights of the Company’s financial results vs prior year include:

•	Same store sales for company-owned Good Times restaurants decreased 1.2% for the quarter and increased 0.3% for the year on top of last year’s increase of 6.8% for the quarter and 6.9% for the year

•	Same store sales for company-owned Bad Daddy’s restaurants increased 1.9% for the quarter and 3.3% for the year on top of last year’s increase of 6.8% for the quarter

•	Total revenues increased 40% to $17,217,000 for the quarter and increased 60% to $64,439,000 for the year, which reflects the acquisition of Bad Daddy’s International on May 7, 2015 and the addition of six Bad Daddy’s restaurants during the year

•	Restaurant Level Operating Profit (a non-GAAP measure) for Good Times restaurants improved as a % of sales to 17.5% versus 17.3% in the fourth quarter last year*

•	Restaurant Level Operating Profit (a non-GAAP measure) for Bad Daddy’s restaurants improved as a % of sales to 17.1% versus 14.9% in the fourth quarter last year*

•	Total Restaurant Level Operating Profit (a non-GAAP measure) increased 26% to $2,944,000 for the quarter and increased 44% to $10,805,000 for the year*

•	Adjusted EBITDA (a non-GAAP measure) for the quarter increased 20% to $1,051,000 from $876,000 and increased 35% to $3,368,000 from $2,503,000 for the fiscal year*

•	The Company ended the quarter with $6.3 million in cash and no long term debt

Boyd Hoback, President & CEO said “We are pleased with our results in the fourth quarter, particularly given the intense discounting and value pricing environment in both segments.  For the first two periods of our first quarter of fiscal 2017 we are flat on Good Times and +3.5% on Bad Daddy’s same store sales, so we’ve seen some improvement in our trends, some of which is due to warm weather in Colorado.   We are on track with replacing our center kitchen lines in Good Times for the introduction of key product initiatives by the end of March that we believe will lead to regaining our positive sales momentum.  We plan to open our first two Bad Daddy’s of fiscal 2017 on December 14 in Colorado and on January 16 in North Carolina with two more in Colorado, three more in North Carolina and two to four in two new markets over the balance of fiscal 2017.  We also plan to open one new Good Times restaurant in March, 2017.”

The Company also said that it has changed its fiscal year end to a 52/53-week year ending on the last Tuesday of September consisting of four 13-week quarters.  This resulted in a change in the 2016 fiscal year end from September 30, 2016 to September 27, 2016 which resulted in $577,000 lower revenues and an estimated $150,000 in lower EBITDA for the quarter and fiscal year end.

Fiscal 2017 Outlook:

The Company provides the following guidance for fiscal 2017:

•	Total revenues of approximately $80 million to $82 million with a year-end revenue run rate of approximately $94 million to $98 million

•	Total revenue estimates assume same store sales of approximately +1% to +2% for Good Times ranging from -1% to +1% in Q1 and Q2 and +3% to +3.5% in Q3 and Q4 and +1% to +2% for Bad Daddy’s

•	General and administrative expenses of approximately $7.0 million to $7.2 million, including approximately $900,000 of non-cash equity compensation expense

•	The opening of 9 to 11 new Bad Daddy’s restaurants (including 2 joint venture units) and 1 new Good Times restaurant

•	Total Adjusted EBITDA* of approximately $4.5 million to $5.0 million

•	Restaurant pre-opening expenses of approximately $3.5 million

•	Capital expenditures (net of tenant improvement allowances) of approximately $14.7 million including approximately $2.0 million related to fiscal 2018 development

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Conference Call: Management will host a conference call to discuss its fourth quarter and fiscal 2016 financial results on Thursday, December 8, 2016 at 3:00 p.m. MST/5:00 p.m. EST.  Hosting the call will be Boyd Hoback, President and Chief Executive Officer, and Jim Zielke, Chief Financial Officer.

The conference call can be accessed live over the phone by 1-888-317-6016 and requesting the Good Times Restaurants (GTIM) call.  The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com under the Investor Homepage “Events & Presentations” section. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, in its wholly owned subsidiary, Good Times Drive Thru Inc.  Good Times provides a menu of high quality all natural hamburgers, 100% all natural chicken tenderloins, fresh frozen custard, fresh cut fries, fresh lemonades and other unique offerings.  Good Times currently operates and franchises 37 restaurants.

GTIM owns and operates 19 Bad Daddy’s Burger Bar restaurants.  Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high energy atmosphere that appeals to a broad consumer base.

Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws.  The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward looking statements.  These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 30, 2015 filed with the SEC.  Although Good Times may from time to time voluntarily update its forward looking statements, it disclaims any commitment to do so except as required by securities laws.

GOOD TIMES RESTAURANTS INC INVESTOR RELATIONS CONTACTS:
Boyd E. Hoback, President and CEO (303) 384-1411          Jim Zielke, Chief Financial Officer (303) 384-1432
Christi Pennington (303) 384-1440

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands, except per share amounts)

	Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 27,	Sept. 30,	Sept. 27,	Sept. 30,
Statement of Operations	2016	2015	2016	2015
Net revenues:
Restaurant sales	$17,040	$14,351	$63,716	$43,517
Franchise revenues	177	198	723	540
Total net revenues	17,217	8,243	64,439	44,057

Restaurant Operating Costs:
Food and packaging costs	5,383	4,807	20,236	14,567
Payroll and other employee benefit costs	5,868	4,834	22,098	14,387
Restaurant occupancy costs	1,290	1,045	4,893	3,359
Other restaurant operating costs	1,555	1,337	5,684	3,697
Royalty expense	0	0	0	122
New store preopening costs	267	206	1,695	784
Depreciation and amortization	630	433	2,222	1,246
Total restaurant operating costs	14,993	12,662	56,828	38,163

General and administrative costs	1,587	1,241	6,288	4,167
Advertising costs	403	350	1,540	1,198
Acquisition costs	0	86	0	648
Franchise costs	26	26	108	111
Loss (gain) on disposal of restaurants and equipment	(6)	28	(25)	9
Income (loss) from operations	214	156	(300)	(239)

Other income (expense):
Interest income (expense), net	(17)	(27)	(107)	(49)
Debt extinguishment costs	(57)	0	(57)	0
Other expense	0	(2)	(1)	(7)
Affiliate investment income (loss)	0	0	0	(5)
Total other income (expenses), net	(74)	(29)	(165)	(61)
Net income (loss)	$140	$127	$(465)	$(300)
Income attributable to non-controlling interest	(211)	(180)	(856)	(491)
Net loss attributable to Good Times Restaurants Inc.	$(71)	$(53)	$(1,321)	$(791)

Basic and diluted loss per share	$(0.01)	$(0.00)	$(0.11)	$(0.08)

Basic and diluted weighted average common shares outstanding	12,283	12,249	12,269	10,510

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands)

	Sept. 27,	Sept. 30,
Balance Sheet Data	2016	2015
Cash & cash equivalents	$6,330	$13,809
Current assets	7,793	14,728
Property and Equipment, net	19,692	14,222
Other assets	19,392	19,278
Total assets	$46,877	$48,228

Current liabilities, including capital lease obligations and long-term debt due within one year	5,122	7,258
Long-term debt due after one year	19	1,093
Capital lease obligations due after one year	0	11
Other liabilities	3,938	1,609
Total liabilities	$9,079	$9,971
Stockholders’ equity	$37,798	$38,257

Supplemental Information:

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar
	Fiscal Quarter Ended		Fiscal Year Ended		Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 27,	Sept. 30,	Sept. 27,	Sept. 30,	Sept. 27,	Sept. 30,	Sept. 27,	Sept. 30,
	2016	2015	2016	2015	2016	2015	2016	2015
Restaurant Sales (in thousands)	$7,500	$7,716	$28,861	$28,521	$9,540	$6,635	$34,855	$14,996
Restaurants open during period	-	-	-	2	1	-	6	1
Restaurants acquired on May 7, 2015	-	-	-	-	-	-	-	7
Restaurants open at period end	27	27	27	27	16	10	16	10

Restaurant operating weeks	343.3	349.9	1,400.1	1,358.1	194.4	131.4	709.3	289.4

Average weekly sales per restaurant (in thousands)	21.8	22.1	20.6	21.0	49.1	50.5	49.1	51.8

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income (Loss) from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	Fiscal Quarter Ended				Fiscal Quarter Ended				Fiscal Quarter Ended
	Sept. 27, 2016		Sept. 30, 2015		Sept. 27, 2016		Sept. 30, 2015		Sept. 27, 2016	Sept. 30, 2015
Restaurant Sales	$7,500	100.0%	$7,716	100.0%	$9,540	100.0%	$6,635	100.0%	$17,040	$14,351
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	2,430	32.4%	2,632	34.1%	2,953	31.0%	2,175	32.8%	5,383	4,807
Payroll and other employee benefit costs	2,424	32.3%	2,447	31.7%	3,444	36.1%	2,387	36.0%	5,868	4,834
Restaurant occupancy costs	686	9.1%	661	8.6%	604	6.3%	384	5.8%	1,290	1,045
Other restaurant operating costs	647	8.6%	640	8.3%	908	9.5%	697	10.5%	1,555	1,337
Restaurant-level operating profit	1,313	17.5%	1,336	17.3%	1,631	17.1%	992	14.9%	2,944	2,328

Franchise royalty income and expense, net									177	198
Deduct - Other operating:
Depreciation and amortization									630	433
General and administrative									1,587	1,241
Advertising costs									403	350
Acquisition costs									0	86
Franchise costs									26	26
Loss (gain) on disposal of restaurants and equipment									(6)	28
Preopening costs									267	206
Total other operating									2,907	2,370

Income from Operations									$214	$156

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Loss from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	Fiscal Year Ended				Fiscal Year Ended				Fiscal Year Ended
	Sept. 27,		Sept. 30,		Sept. 27,		Sept. 30,		Sept. 27,	Sept. 30,
	2016		2015		2016		2015		2016	2015
Restaurant Sales	$28,861	100.0%	$28,521	100.0%	$34,855	100.0%	$14,996	100.0%	$63,716	$43,517
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	9,346	32.4%	9,734	34.1%	10,890	31.2%	4,833	32.2%	20,236	14,567
Payroll and other employee benefit costs	9,450	32.7%	8,967	31.4%	12,648	36.3%	5,420	36.1%	22,098	14,387
Restaurant occupancy costs	2,711	9.4%	2,503	8.8%	2,182	6.3%	856	5.7%	4,893	3,359
Other restaurant operating costs	2,381	8.2%	2,264	7.9%	3,303	9.5%	1,433	9.6%	5,684	3,697
Restaurant-level operating profit	4,973	17.2%	5,053	17.7%	5,832	16.7%	2,454	16.4%	10,805	7,507

Franchise royalty income and expense, net									723	417

Deduct - Other operating:
Depreciation and amortization									2,222	1,246
General and administrative									6,288	4,167
Advertising costs									1,540	1,198
Acquisition costs									0	648
Franchise costs									108	111
Loss (gain) on disposal of restaurants and equipment									(25)	9
Preopening costs									1,695	784
Total other operating									11,828	8,163

Loss from Operations									$(300)	$(239)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation.  The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the fiscal quarters and fiscal years ended September 27, 2016 and September 30, 2015, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(In thousands)

Good Times Restaurants Inc.
	Fiscal Quarter Ended		Fiscal Year Ended
	Sept. 27,	Sept. 30,	Sept. 27,	Sept. 30,
	2016	2015	2016	2015
Net loss as reported	$(71)	$(52)	$(1,321)	$(791)
Adjustments to net income (loss):
Depreciation and amortization	611	405	2,116	1,224
Interest expense, net	16	27	107	49
EBITDA	556	380	902	483
Preopening expense	253	206	1,680	784
Non-cash stock based compensation	186	161	718	478
Non-recurring acquisition costs	0	87	0	648
Debt extinguishment costs	57	0	57	0
GAAP rent in excess of cash rent	6	15	36	102
Non-cash disposal of assets	(6)	27	(25)	9
Adjusted EBITDA	$1,051	$876	$3,368	$2,503

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.